Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore 079903 Email: audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 30, 2024, with respect to the consolidated financial statements of X3 Holdings Co., Ltd. (formerly known as Powerbridge Technologies Co., Ltd.) incorporated herein by reference and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ OneStop Assurance PAC

Singapore

June 5, 2024